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                                                                 EXHIBIT 10.2


(STD INT'L)
                             DISTRIBUTOR AGREEMENT

         THIS AGREEMENT, made at Sarasota, Florida, by and between SUN HYDRAULICS CORPORATION, a Florida corporation, hereinafter referred to as "SUN," and ______________________ hereinafter referred to as "__________________," to be effective as of the ____________ 1993.

                                  WITNESSETH:

         WHEREAS, SUN and __________ desire to enter into an agreement whereby SUN will sell and _________________ will purchase and resell the SUN products specified herein,

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:

1) Appointment. SUN hereby appoints _______________ to purchase and resell the SUN products specified in paragraph 2 below upon the terms and conditions set forth hereafter.

2) Products. The products covered by this agreement are the products designated by SUN as Industrial and Mobile Hydraulics Components, including those currently in production and those which may be introduced in the future under this designation, hereinafter called "products" or "product." SUN shall have the right to discontinue supplying Distributor with any product if SUN ceases production or distribution of such products, but shall provide __________________ with manufacturing drawings to ensure supply of spare parts and spare units.

3) Limitations of Sales and Use of Products. ____________________ and SUN mutually agree that SUN products, as stated in SUN's product catalog, are not suited for any of the following applications:

         (A) Any product which comes under the U.S. Federal Highway Safety Act, or similar regulations of other governments namely steering or braking systems for passenger-carrying vehicles or on-highway trucks.





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         (B)     Aircraft or space vehicles.

         (C)     Ordnance equipment.

         (D)     Life support equipment.

         (E) Any end product which, when sold, comes under U.S. or other government Nuclear Regulatory Commission rules and regulations.

SUN does not have any performance assurance programs for testing products for the above applications. SUN's products are not designed for these applications and SUN does not warrant, recommend or approve its products for these applications. Accordingly, _____________________ is prohibited from and agrees not to solicit or sell SUN's products for any of the above uses or applications. ____________________ shall be solely responsible for any loss or damages occasioned by breach of the provisions of this paragraph and shall carry product liability and liability insurance as provided for under the provisions of Paragraph 15 hereafter to insure against such loss or damages.

4) Prices. __________________ will pay SUN for its products as follows based on SUN's domestic list price as shown in its Catalog 999-001-792, 1 July 1992 (revised from time to time):

         (A)     Distributor stock orders for standard catalog products

                 Catalog products are subject to a discount of 50%. This generous grouping discount is offered only to overseas distributors on the assumption that normal stock orders will comprise a minimum of 50 standard pieces. This will be reviewed every 12 months.





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         (B)     Orders for single standard catalog item

                 Although the maximum discount available is 50%, a higher discount can be negotiated for a single product in large quantities. To be eligible for a higher discount the order must be for 300 or more of a single model code. Prices for large quantities are available by individual quote only, but the following may be used as a guide in estimating the price:

                                  Discount for same catalog model code

                                  300 -- 999                54% off list
                                  1000+                     56% off list

         (C)     Orders for form tools

                 Sun cavity form tools are available only at net prices shown in the catalog. (The form tools are offered as an aid in selling Sun cartridges to customers who wish to incorporate them directly into their own products.)

         (D)     Orders for custom products and valvepacs

                 Orders for custom products and valvepacs will be priced by quotation only for all quantities.

         (E)     Orders for all service kits are subject to 50% discount.

5)       Terms and Conditions of Sale.

         (A) All invoices are net 30 days. SUN will advise ________________ by FAX of invoice information on date of shipment.

         (B)     All prices are F.O.B. the factory in U.S. dollars.

         (C) Shipment: Normal shipments will be made by air freight collect. Stock order shipments and large orders may be requested by sea freight.





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         (D)     All prices are subject to change without notice.

                 (1)      All price reductions are effective immediately.

                 (2) Existing orders at the time of a price increase will be shipped at the original acknowledged prices for a period of 60 days.

         (E) Quantity increases to a distributor's order received by SUN after the order has been acknowledged, will be treated as a new order.

         (F) Quantity decreases to a distributor's order received by SUN after the order has been acknowledged, may be subject to cancellation charges to cover material, work in progress and a reasonable profit, if not related to Standard Products.

6)       Area of Primary Sales Responsibility -- Territory.

         _________________ is assigned primary sales responsibility for the territory described below, except as noted in Section 7 of this agreement:

                               (ENTER TERRITORY)

         ______________ agrees to actively promote sales of SUN products and to call on actual and potential users and customers of the products in this area for this purpose.

7) Direct Sales. IT IS SUN'S POLICY NOT TO SELL DIRECTLY TO CUSTOMERS IN THE DISTRIBUTORS TERRITORY except as noted below:

         (A) SUN may at its discretion sell directly to companies manufacturing hydraulic components whose US affiliates are currently or have been members in good standing of the National Fluid Power Association (NFPA), and who have worldwide purchasing agreements with SUN. SUN will advise ____________ of any such agreement prior to selling into the subject areas.






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         (B)     SUN may sell to customers in Distributor's territory when
                 customer's purchase orders have been refused by the Distributor provided the refusal is not due to customer's inability to settle their outstanding account with Distributor.

8) Refusal of Orders. SUN reserves the right, at its discretion, to refuse shipment of any Distributor's order(s) if the Distributor is delinquent in paying SUN's invoices or is in default under any of the other terms and conditions hereunder.

         Any acceptance of an order, or shipment of a different order or any part of an order, does not waive SUN's right to refuse to complete shipment or to refuse to ship or accept additional orders from Distributor.

9) Distributor Stock Service. _______________ will at all times maintain an adequate inventory of SUN products and furnish prompt, efficient and willing service to purchasers of SUN products in the territory.

         To assist in accomplishing this important objective, SUN will develop a periodic schedule for inventory exchange.

         SUN will contact ________________ once each year and after a mutual evaluation of inventory, authorize specific items to be exchanged for its other SUN products, under the following conditions:

         (A) Standard cartridges and standard valve assemblies (at standard settings) and standard bodies may be exchanged on a dollar for dollar basis (at current list price) for other standard cartridges, valve assemblies and bodies, provided:

                 (1) All items returned are in new condition and in factory boxes.

                 (2)      All returned items are one year old or less.






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         (B)     All other SUN products (nonstocking catalog items and SUN
                 custom valvepacs) will be subject to negotiation to determine their exchange value. _________________ can be assured that SUN will maximize the exchange value of these products in support of _____________ stocking program.

10)      Returned Goods.

         Written permission to return any product to the factory must be obtained from SUN prior to shipment.

         All return goods will be shipped freight prepaid and include, with the shipment, a complete explanation of reasons for the return and work requested, so that SUN can make a prompt disposition of the matter.

         SUN products may be returned to SUN, after approval has been received, for the following reasons:

         (A)     Warranty Evaluation

                 SUN warrants that its products are free from defect in material, workmanship and design for a period of three years after installation, provided installation date is less than one year after manufacture. "O" rings and seals are specifically excluded from this warranty.

                 In no instance is there any warranty of fitness for a particular use, and SUN cannot and does not accept responsibility of any type for any of its products that have been subjected to improper installation, application, negligence, tampering or abuse, or which have been repaired or altered outside the SUN factory.

                 SUN's liability under the warranty shall extend only to replacement or correction, F.O.B. our factory, of any defective part or product determined by inspection as not conforming to this warranty. SUN makes no other warranties, express or implied, and is not responsible for any consequential damages resulting from use by any buyer or user, its liability being limited to the value of the product sold or obligation to replace a defective part.





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         (B)     Repairs (out of warranty)

                 Complete valves, valve bodies, custom valves and custom valvepacs will be repaired (or refurbished) on a quotation basis.

         (C)     Engineering Evaluation

                 SUN's Engineering Department, a customer, or _________________, from time to time, may request a particular SUN product to be evaluated in a specific manner by SUN's Engineering Department. SUN is very willing to cooperate in such evaluations whenever it will help _____________ in its relations with an important customer or to advance the state of the art.

11)      Sales Effort Cooperation.

         (A) SUN agrees to forward directly to Distributor all sales leads generated within the territory from SUN's direct mail, advertising and publicity.

         (B) In order to assist SUN in providing up-to-date market data and analysis to the Distributor, determine SUN's needs for future plant capacity, and otherwise carry out its obligations, Distributor agrees to provide sales and market data from time to time, when requested by SUN, in a form mutually agreeable to both parties.

12) Promotional Materials. SUN will provide _______________ with a supply of catalogs, service bulletins, technical data and other advertising and promotional materials, some free and some at a price established by SUN.

13) Good Will. SUN and _____________ mutually agree that performance under this contract will generate goodwill for both parties with customers and prospective customers of _____________ who are users or prospective users of SUN products. _____________ contribution to this goodwill will include, but not be limited to, active sales effort on behalf of SUN's products and the maintenance of adequate stock of SUN products to meet ________________ customers' needs. SUN's contribution to this goodwill will include, but not be limited to, advertising and promotion of SUN products, referral of sales leads to






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         _______________, training of _________________ sales personnel in the application and sale of the products, and joint sales and service efforts with ________________ personnel when mutually agreed upon. Both parties recognize the mutual creation of this goodwill and their individual contributions to it and each party agrees herewith that no future claim for goodwill will be made against the other party under any conditions whatsoever.

14) Relationship of SUN and________________. The relationship created by this agreement is that of buyer and seller, not principal and agent. SUN may not make a binding contract on behalf of __________________, and may not do any other act that would be the act of an Agent of ___________. _____________ is not and shall not be the agent, employee or partner of, or joint venturer with SUN. In no event shall SUN be responsible for any obligation or liability of _________________, whether or not the obligation or liability shall have been incurred in connection with the sale of any products manufactured or supplied hereunder except as described in Paragraph 15) hereafter.

15) Patent Litigation; Product Liability. SUN agrees at its sole expense to defend and hold ___________________ harmless from any loss or liability for any patent infringements, patent claims or patent damages that _______________ incurs by reason of selling SUN products under the provisions hereof. Except in cases where a SUN product fails to operate within the specifications set forth for each product in SUN's catalogs, _______________ agrees at its sole expense to defend and hold SUN harmless from any loss or liability by reason of any sale by __________________ of SUN products. ______________ further acknowledges and agrees it is ___________________ sole responsibility to technically train its sales and service personnel and to inform its representatives of known characteristics of SUN products or of specific restrictions on use of SUN products. SUN agrees to provide technical training assistance to _________________ at such time and in such manner as is mutually agreeable to SUN and ___________________.

         EXCEPT as to applications prohibited under the provision of Paragraph
         3) above, all SUN products shipped to __________________ hereunder shall be covered by the SUN warranty as set forth in Paragraph 10) (A) above. No other terms including warranties, shall apply except as may be specifically agreed in writing for a particular order.






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16)      TAXES. SUN prices do not include applicable sales, use, excise or similar taxes, if any. ______________ agrees to assume responsibility for all such taxes on _____________ orders for SUN products, literature and sales aids.

17) Excusable Delays. SUN will endeavor to deliver products of suitable quality within agreed upon time limits, but SUN shall not be liable for any damages resulting from failure to deliver, delay in making deliveries or cancellation of ______________ orders initiated by SUN, nor for any loss of profits by ______________ or its customer.

18) Trademarks, Trade Names. _______________ shall not use, directly or indirectly, any trademark or trade name which is now or may hereinafter be owned by SUN as part of the ________________ corporate or business name, or in any way in connection with __________________ business, except in the manner or to the extent that SUN may specifically consent to such use in writing.

19) Assignment. This Distribution Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that ________________________ rights hereunder cannot be assigned or transferred, in whole or in part, directly or indirectly, whether by ________________ or by operation of law or otherwise, to any person, firm or corporation, without prior written consent of SUN.

20) Entire Agreement. This Distribution Agreement constitutes the entire Agreement between the parties, superseding all previous agreements, if any, relating to distribution of the products whether oral or written. No terms or provisions of this agreement may be waived, modified or supplemented except by written consent of both parties.

21) Waiver. Failure of either party at any time to require performance by the other party of any provision hereof shall not be deemed a continuing waiver of the provision or waiver of any other provision of this agreement whether or not it is of the same or similar nature.

22) Life of Agreement -- Termination. This Distributor Agreement shall remain in force until terminated. The initial period will be for two years, provided that ___________ does not enter into distribution of cartridge valves in competition with SUN's product. After the initial period either party may terminate, with or without cause, by






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         giving of at least six (6) months advance written notice specifying the date of termination. Either party may also terminate this agreement without written notice upon insolvency of, appointment of a receiver for, or filing of a petition in bankruptcy by or against, the other party.

         (A) At termination of this agreement, _______________ agrees to return to SUN, freight collect, all sales literature, sales aids and any confidential material in ________________ possession.

         (B) Orders on hand at termination of the agreement will be honored provided:

                 (1) Orders are scheduled for shipment within sixty (60) days from termination of this agreement.

                 (2) Payment for SUN's shipments to ___________________ are made in advance. SUN reserves the right to waive this requirement to provide continuity of service to customers.

         (C) SUN products in ______________ stock at termination of this agreement may be returned to SUN for credit under the following terms:

                 (1) Full credit will be issued by SUN for products that have been in __________________ stock for less than one year and which are in new condition and in factory boxes.

                 (2) Products which have been used or have been in _______________ stock for more than one year will be evaluated by SUN and credit determined on a piece by piece basis.

                 (3) All products returned for credit will be shipped freight prepaid to SUN by __________________.

23) Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Florida.






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         IN WITNESS WHEREOF, we have hereunto set our hands and seals and have caused this Agreement to be executed as of the day and year first above written.

                                           (DISTRIBUTOR NAME)
                                           ----------------------------

In the presence of:

----------------------------

                                           By:
                                           ----------------------------
(Name/Title)

----------------------------



                                           SUN HYDRAULICS CORPORATION

----------------------------


                                           By:
                                           ---------------------------
                                           Clyde G. Nixon, President
----------------------------





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